                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                ErgoScience
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            ERGO SCIENCE CORPORATION

                              CHARLESTOWN NAVY YARD
                                 33 THIRD AVENUE
                              CHARLESTOWN, MA 02129

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD THURSDAY, JUNE 9, 1999

To our Stockholders:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Ergo Science Corporation (the "COMPANY") on Wednesday, June 9, 1999 at 9:00 a.m., local time, at BankBoston Conference and Training Center, 100 Federal Street, Boston, Massachusetts. The meeting will be held for the following purposes:

         (1) To elect one director as a Class I director of the Company to serve for a three-year term ending at the Annual Meeting of Stockholders in 2002 and until his successor is duly elected and qualified or his earlier resignation or removal; and

         (2) To transact any other business that may properly come before the meeting.

         This notice is accompanied by a form of proxy, a Proxy Statement, and the Company's 1998 Annual Report on Form 10-K. These items of business are more fully described in the Proxy Statement.

         The close of business on April 16, 1999 has been fixed as the record date to determine stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days before the meeting at the Company's offices at 33 Third Avenue, Charlestown, MA and at the Annual Meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD TO ENSURE YOUR REPRESENTATION AT THE MEETING. A return envelope is enclosed for that purpose. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting, and you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held in the name of a broker, bank, or other nominee and you wish to attend and vote at the Annual Meeting, you must obtain a proxy issued in your name from that broker, bank or other nominee.

                                           By Order of the Board of Directors,

                                           /S/  DAVID R. BURT
                                           -------------------------------------
                                           David R. Burt
                                           President and Chief Executive Officer


Charlestown, Massachusetts
April 29, 1999

                            ERGO SCIENCE CORPORATION

                              CHARLESTOWN NAVY YARD
                                 33 THIRD AVENUE
                              CHARLESTOWN, MA 02129

                            -------------------------
                                 PROXY STATEMENT
                            -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

         The Board of Directors of Ergo Science Corporation (the "COMPANY") requests your Proxy for use at the Annual Meeting of Stockholders to be held on Thursday, June 9, 1999 at 9:00 a.m., local time, at BankBoston Conference and Training Center, 100 Federal Street, Boston, Massachusetts. By signing and returning the enclosed Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting, including any adjournments of the meeting. This Proxy Statement and Proxy were first mailed or given to stockholders of the Company on or about April 29, 1999.

         If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke the enclosed Proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) written notice of revocation to the Secretary of the Company, or (c) voting in person at the Annual Meeting.

                                VOTING AND QUORUM

         The only outstanding voting security of the Company is its common stock, par value $.01 per share ("COMMON STOCK"). On April 16, 1999, the record date for the Annual Meeting, there were 14,254,467 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

         Each share of Common Stock outstanding on the record date is entitled to one vote. The presence in person or by proxy of a majority of the shares of Common Stock outstanding on the record date is required to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

         Proxies in the accompanying form that are properly signed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. Any properly executed Proxy on which no contrary instructions have been indicated about a proposal will be voted as follows with respect to the proposals: FOR the election of the person named in this Proxy Statement as the Board of Directors' nominee for election to the Board of Directors; and in accordance with the discretion of the holders of the Proxy with respect to any other business that properly comes before the stockholders at the Annual Meeting. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting. The persons named in the accompanying Proxy may also, at their discretion, vote the Proxy to adjourn the Annual Meeting.

                      PROPOSAL ONE--ELECTION OF DIRECTORS

         The members of the Company's Board of Directors are divided into three classes serving staggered three-year terms. The terms of the Class I directors expire at this Annual Meeting. One director is to be elected as a Class I director at this Annual Meeting.

         The Board of Directors has designated Stephen P. Smiley as nominee for re-election as a Class I director of the Company at the Annual Meeting. If elected, the nominee for Class I director will serve until the expiration of his term at the 2002 Annual Meeting of stockholders and until his successor is elected and qualified. The nominee is currently a director of the Company. For information about the nominee, see "Directors and Executive Officers."

         The Board of Directors has no reason to believe that its nominee will be unable or unwilling to serve if elected. If the nominee becomes unable or unwilling to serve, your Proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors or the number of the Company's directors will be reduced.

         The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will not have any effect on the election of a particular director.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEE.


                        DIRECTORS AND EXECUTIVE OFFICERS


         The following table provides information concerning directors and executive officers of the Company:


NAME                        AGE   POSITION
----                        ---   --------

David R. Burt ............   35   President, Chief Executive Officer, Secretary, and Director
David L. Castaldi ........   59   Director
Anthony H. Cincotta, Ph.D    41   Executive Vice President, Chief Science Officer and Director
Stephen A. Duzan (1) .....   57   Director
Ray L. Hunt ..............   56   Director
Thomas F. McWilliams(1)(2)   56   Director
Stephen P. Smiley(1)(2) ..   50   Director

------------
(1) Member of the Audit Committee and the Compensation Committee.
(2) Member of the Nominating Committee.

     The Board of Directors is divided into three classes. Directors in each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Stephen P. Smiley is a Class I director whose term of office expire at this Annual Meeting of Stockholders; Ray L. Hunt, Thomas F. McWilliams and David L. Castaldi are Class II directors whose terms of office expire at the annual meeting of stockholders in 2000; and Anthony H. Cincotta, Ph.D. and David R. Burt are Class III directors whose terms of office expire at the annual meeting of stockholders in 2001. On March 3, 1999, the Board of Directors elected David R. Burt as a Class III director to fill the vacancy created when Dr. Leigh Thompson chose to resign on December 14, 1998. The Board of Directors has decided not to nominate additional Class I directors when Ronald H. Abrahams, Ph.D. resigned from the board on March 26, 1999 and Stephen Duzan chose not to seek re-election at this Annual Meeting, and the number of directors will be so reduced.

     Executive officers are generally elected annually by the Board of Directors to serve at the discretion of the Board of Directors. A brief biography of each director and executive officer follows.

     DAVID R. BURT joined the Company as Vice President, Corporate Development, in March 1993. He was appointed Secretary of the Company in March 1997. In March 1999, Mr. Burt was appointed as a director of the Company. He was appointed President and Chief Executive officer of the Company on March 26, 1999. From 1990 until 1993, Mr. Burt practiced corporate and securities law at Johnson & Gibbs, P.C., a law firm in Dallas, Texas. Mr. Burt's practice involved representing issuers and underwriters in financing transactions in a variety of high technology industries. Mr. Burt received a B.A. in government from Dartmouth College and a J.D. from the University of Maryland Law School. Before attending law school, Mr. Burt worked on the staff of United States Senator Paul S. Sarbanes.

     DAVID L. CASTALDI became a director of the Company in September 1996. He was the co-founder, President and CEO of BioSurface Technology, Inc., a company that developed living tissue therapies, from 1987 until its acquisition by Genzyme in 1994. From 1977 to 1987, Mr. Castaldi was the President of the Hyland Therapeutics Division of Baxter International, Inc., a worldwide manufacturer of protein-based pharmaceuticals made from human blood plasma, prior to which he served as Executive Vice President of Baxter's Artificial Organs Division. Since 1994, Mr. Castaldi has been a consultant to the Life Sciences Industry, which has included serving as Chairman of the Board and CEO of Biolink Corporation, a medical device company, from 1996-98 and as Chairman of the Board, since 1996, and Chief Executive Officer, since 1998, of Cadent Medical Corporation, a privately held medical device company. He is also a director of Nabi, a publicly-held biopharmaceutical company. Mr. Castaldi received his M.B.A from Harvard University and his B.B.A. from the University of Notre Dame. He also served as an officer in the U.S. Army.

     ANTHONY H. CINCOTTA, PH.D., is a co-founder of the Company and was appointed Executive Vice President of the Company in March 1997 after serving as a Senior Vice President since June 1996. Dr. Cincotta has been a director of the Company since January 1990 and its Chief Science Officer since June 1996. From January 1990 to June 1996, Dr. Cincotta was Director of Research of the Company. From 1989 through July 1995 he was an instructor at the Harvard Medical School and an Assistant Instructor in Biochemistry at Massachusetts General Hospital. From 1987 to 1989 he was an Adjunct Assistant Professor of Zoology and Physiology at Louisiana State University ("LSU"), a Research Assistant Professor of Zoology and Physiology at LSU, and a research consultant at the Rowland Institute of Science, Inc. Dr. Cincotta received his B.S. in biochemistry and molecular biology from the University of California at Santa Barbara and his M.S. and Ph.D. degrees in physiology from LSU. He is the author of more than 40 publications regarding temporal neuroendocrine organization.

     STEPHEN A. DUZAN became a director of the Company in October 1994.
Mr.Duzan was a co-founder of Immunex Corporation, Seattle, Washington, and served as its Chairman, Chief Executive Officer and director from its formation in 1981 until his retirement in September 1993. He also held the title of President of Immunex from 1981 through 1990. Mr. Duzan serves on the Boards of Directors of Targeted Genetics Corporation of Seattle, Washington, the International Biotechnology Trust of London, England and Key Computer Solutions, Inc. of Seattle, Washington.

     RAY L. HUNT became a director of the Company in January 1994 in connection with the purchase by Hunt Financial Corporation ("Hunt Financial") of convertible securities of the Company. Mr. Hunt has been the Chairman of the Board, President and Chief Executive Officer of Hunt Consolidated, Inc. and the Chairman of the Board and Chief Executive Officer of Hunt Oil Company for over twenty years. Mr. Hunt is a director of Dresser Industries, Inc., an international oil field service company in Dallas, Texas, PepsiCo, Inc., a multinational food and beverage company in Purchase, New York, Federal Reserve Bank of Dallas in Dallas, Texas and Electronic Data Systems Corporation, a global information technology company in Dallas, Texas. Mr. Hunt received his B.B.A. in economics from Southern Methodist University.

     THOMAS F. MCWILLIAMS became a director of the Company during September 1992 in connection with the purchase of the Company's convertible securities by Citicorp Venture Capital Ltd. ("CVC"). Mr. McWilliams is Managing Director of CVC, where he has been employed since 1983. He is a director of Chase Industries, Inc. and a number of privately owned companies. Mr. McWilliams received his A.B. from Brown University and his M.B.A. from the Wharton School, University of Pennsylvania.

     STEPHEN P. SMILEY became a director of the Company in October 1996. He is President of Hunt Financial Corporation, a private investment company located in Dallas, Texas. From 1991 until joining Hunt Financial in 1996, he was a co-founder and President of Cypress Capital Corporation, a private investment firm specializing in growth financings and buyouts. Prior to 1991, Mr. Smiley was involved in venture capital and leveraged buyout activities of Citicorp in New York and Dallas, Texas for 15 years. Mr. Smiley is a director of several private companies and one public company, Dynamex, Inc. Mr. Smiley received a B.A. from the University of Virginia and an M.B.A. in Finance from the College of William and Mary.

                      MEETINGS AND COMMITTEES OF DIRECTORS

         The Board of Directors held seven meetings during 1998. Other than Mr. Hunt, no director attended fewer than 75% of those meetings and of meetings of the committees of the Board of Directors on which he served.

         The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee.

         The Audit Committee reviews the results and scope of the annual audit and other services provided by the Company's independent public accountants. During 1998, the members of the Audit Committee were Stephen A. Duzan, Thomas F. McWilliams, and Stephen P. Smiley. The Audit Committee met once during 1998.

         The Compensation Committee determines salaries and incentive compensation for officers of the Company. In addition, the Board of Directors has designated the Compensation Committee as the administrator of the Company's Amended and Restated 1995 Long-Term Incentive Plan (the "INCENTIVE PLAN"). During 1998 the members of the Compensation Committee were Stephen A. Duzan, Thomas F. McWilliams, and Stephen P. Smiley. The Compensation Committee met four times during 1998.

         The Nominating Committee identifies and recruits candidates to serve as directors of the Company for recommendation to the full Board of Directors. In recommending candidates to the Board of Directors, the Nominating Committee seeks persons of proven judgment and experience. Stockholders who wish to suggest qualified candidates may write to the Secretary of the Company at the address on the first page of this Proxy Statement, stating in detail the qualifications of the persons they recommend. The Nominating Committee was established in February 1996. Its members during 1998 were Thomas F. McWilliams and Stephen P. Smiley. The Nominating Committee met once in 1998.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

         Directors of the Company do not receive cash compensation for their services as directors. The Company reimburses them for the expenses incurred in attending meetings of the Board of Directors and its committees.

         In June 1996, Ergo's shareholders approved a Stock Option Plan for Non-Employee Directors (the "Director Stock Plan"). The Director Stock Plan provides for an initial grant of a stock option for 10,000 shares of Common Stock to each non-employee director upon first being elected or appointed to serve on the Board of Directors. Messrs. Hunt and McWilliams who were serving as non-employee directors when the Director Stock Plan was approved (but not Mr. Duzan who had previously been granted stock options by the Company) were granted a stock option for 10,000 shares of Common Stock with a deemed grant date of May 15, 1996. In addition, each non-employee director appointed by the Board of Directors after June 1996 was granted an initial stock option for 10,000 shares of Common Stock with a grant date as of the date of such director's appointment to the board as follows: David L. Castaldi, September 12, 1996; Stephen P. Smiley, October 25, 1996; and W. Leigh Thompson, December 27, 1996. Only 5,000 of the 10,000 shares of Dr. Thompson's stock option are exerciseable following Dr. Thompson's resignation from the Board, and his stock option expires 180 days from his resignation from the Board on December 14, 1998. On the second anniversary of their initial grant date, each of these non-employee directors, other than Dr. Thompson who had previously resigned from the Board, was granted a second nonqualified stock option for 10,000 shares of Common Stock.

         On November 15, 1994, the Company granted Mr. Duzan a nonqualified option to purchase 7,500 shares of Common Stock at an exercise price of $0.80 per share in consideration for his service as a director. This option became exercisable in three equal amounts on the date of grant and on each of the first two anniversaries of the date of grant. The option will expire 180 days after Mr. Duzan is no longer a member of the Board. On October 6, 1995, the Company granted Mr. Duzan a nonqualified option to purchase 17,500 shares of Common Stock at an exercise price of $6.71 per share in consideration for his service as a director. 4,375 shares became exerciseable in October 1996, 1997, and 1998, and the remaining 4,375 shares will not become exerciseable since Mr. Duzan will not seek re-election to the Board of Directors, unless prior to such time a change in control of the Company occurs. The option will expire 180 days after Mr. Duzan is no longer a member of the Board.

         The total number of shares of Common Stock authorized for issuance under the Director Stock Plan is 200,000 of which 90,000 have been granted as of April 16, 1999. Each option under the Director Stock Plan has an exercise price equal to the fair market value of the Common Stock on the grant date. These options will become exercisable in equal increments on the first and second anniversary of their date of grant and will expire ten years after the grant date if not exercised. If a change in control of the Company occurs, all stock options granted under the Director Stock Plan will become fully exercisable.

EXECUTIVE COMPENSATION

         The following table summarizes the 1998, 1997 and 1996 compensation paid to or earned by all persons serving in the capacity of the Company's Chief Executive Officer during 1998 and the Company's three most highly compensated executive officers other than the Chief Executive Officer during 1998 (the "Named Executive Officers").


                                  SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                          COMPENSATION           ALL OTHER
                                             ANNUAL COMPENSATION                             AWARDS           COMPENSATION ($)
                                ------------------------------------------------------    ------------        ----------------
                                                                                          SECURITIES
NAME AND PRINCIPAL                                                    OTHER ANNUAL        UNDERLYING
POSITIONS IN 1998               YEAR    SALARY ($)    BONUS ($)(1)    COMPENSATION ($)    OPTIONS (#
------------------              ----    ----------    ------------    ----------------    ----------
Ronald H. Abrahams (2).....     1998     262,500           --              --                 --                    --
 President and Chief            1997     250,000         93,750            --              100,000                  --
 Executive Officer              1996     221,667         37,500            --              100,000                  --

Anthony H. Cincotta........     1998     236,250           --              --                 --                   4,450(3)
 Senior Vice President          1997     225,000         67,500            --              150,000                 4,450(3)
 and Chief Science Officer      1996     210,000         31,500            --                 --                   4,450(3)


Richard A. Paul (4).......      1998     190,725(5)        --              --                 --                  57,347(6)
 Senior Vice President,         1997     210,176         64,500            --               30,000                88,230(7)
 Medical Affairs                1996        --             --              --               60,000                  --

David R. Burt.............      1998     150,000         30,000            --               55,000                  --
 Vice President,                1997     110,000         33,000            --               30,000                  --
 Corporate Development          1996     100,000         10,000            --               35,000                  --


------------
(1) 1998 bonuses were expenses and paid in 1998; 1997 bonuses were expensed in 1997 and paid in 1998; 1996 bonuses were expensed in 1996 and paid in 1997.

(2) Dr. Abrahams resigned from the Company and the Board of Directors on March 26, 1999.

(3) Reflects the value of term life and disability insurance premiums.

(4) Dr. Paul resigned from the Company on October 10, 1998.

(5) Reflects salary earned from January 1, 1997 until October 10, 1998, the date of Dr. Paul's resignation from the Company.

(6) Reflects Company's forgiveness of a personal loan to Dr. Paul.

(7) Reflects relocation costs, taxes, and signing bonus received by Dr. Paul.

OPTION GRANTS IN 1998

         The following table sets forth information regarding the stock option grants to Named Executive Officers in 1998.


                                    OPTION GRANTS IN LAST FISCAL YEAR


                                                                             POTENTIAL REALIZABLE VALUE AT
                                                                             ASSUMED ANNUAL RATES OF STOCK
                                                                             PRICE APPRECIATION FOR OPTION
                                          INDIVIDUAL GRANTS(1)                          TERM (2)
                          ---------------------------------------------------------------------------------
                          NUMBER OF      % OF TOTAL
                          SECURITIES      OPTIONS      EXERCISE
                          UNDERLYING     GRANTED TO     OR BASE
                            OPTIONS     EMPLOYEES IN     PRICE      EXPIRATION
              NAME        GRANTED(#)   FISCAL YEAR(3)   ($/SH)         DATE      5% ($)     10% ($)
              ----        ----------   --------------  --------     ----------   ------     -------



Ronald H. Abrahams (4)        --           --             --            --         --          --

David R. Burt ........      30,000         15%          17            2/20/08   320,734     812,807
                            25,000         13%           3.25         9/12/08    51,097     129,491

Anthony H. Cincotta ..        --           --             --            --        --           --

Richard A. Paul (5) ..        --           --             --            --        --           --


------------
(1) The options granted terminate ten years from the date of grant and are subject to earlier termination in accordance with the terms of the option agreements and the Incentive Plan. Options vest quarterly over four years. Exercisability of options will accelerate upon a change in control of the Company, termination of employment by the Company without cause, or termination of employment by the optionee with good reason.

(2) Amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the option was granted through the expiration date.

(3) A total of 201,000 options were granted in 1998 to employees of the Company, including officers.

(4) Dr. Abrahams resigned from the Company and the Board of Directors on March 26, 1999.

(5) Dr. Paul resigned from the Company on October 10, 1998.


OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table provides information about the number of shares issued upon option exercises by the Named Executive Officers during 1998, and the value realized by the Named Executive Officers. The table also provides information about the number and value of options held by the Named Executive Officers at December 31, 1998.



                                                               NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED               IN-THE-MONEY
                            SHARES                             OPTIONS AT FY-END (#)           OPTIONS AT FY-END ($)(1)
                            ACQUIRED ON       VALUE           -----------------------          ------------------------
NAME                        EXERCISE (#)    REALIZED ($)    EXERCISABLE   UNEXERCISABLE       EXERCISABLE  UNEXERCISABLE
----                        ------------    ------------    -----------   -------------       -----------  -------------
Ronald H. Abrahams (2)          --          --               224,750           75,000          $ 5,950          --
David R. Burt ........          --          --                60,500           95,000            1,600          --
Anthony H. Cincotta ..          --          --               221,044          198,683           15,000          --
Richard A. Paul (3) ..          --          --                15,000           75,000             --            --


------------
(1) Option values are based on the difference between the exercise price per share of the option and $1.00 per share, which was the closing price of the Common Stock on the Nasdaq National Market on December 31, 1998, multiplied by the number of shares of Common Stock subject to the option

(2) Dr. Abrahams resigned from the Company and the Board of Directors on March 26, 1999.

(3) Dr. Paul resigned from the Company on October 10, 1998, and all of his options expired 180 days later unexercised.

EMPLOYMENT CONTRACTS

         The Named Executive Officers are employees-at-will as the Company did not renew the employment agreements with its Named Executive Officers in October 1998. The current base salary amounts are $200,000 to Mr. Burt and $236,250 to Dr. Cincotta. The Compensation Committee may increase the base amounts at its discretion.

         Dr. Abrahams resigned from the Company on March 26, 1999. As severance, Dr. Abrahams received from the Company a payment of $294,330. The Company also agreed to vest 25,000 shares of options that would not have vested until April 29, 1999


DIRECTOR AND OFFICER INDEMNIFICATION

         The Company has entered into indemnification agreements with each of its directors and executive officers, agreeing to indemnify the director or officer to the fullest extent permitted by law, and to advance expenses, if the director or officer becomes a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding (a "Claim") by reason of any occurrence related to the fact that the person is or was a director, officer, employee, agent or fiduciary of the Company or a subsidiary of the Company or another entity at the Company's request (an "Indemnifiable Event"), unless a reviewing party (either outside counsel or a committee appointed by the Board of Directors) determines that the person would not be entitled to indemnification under applicable law. In addition, if a change in control or a potential change in control of the Company occurs, and if the person indemnified so requests, the Company will establish a trust for the benefit of the indemnitee and fund the trust in an amount sufficient to satisfy all expenses reasonably anticipated at the time of the request to be incurred in connection with any Claim relating to an Indemnifiable Event. The reviewing party will determine the amount deposited in the trust. An indemnitee's rights under the indemnification agreement are not exclusive of any other rights under the Company's Certificate of Incorporation or Bylaws or applicable law.



             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE EXECUTIVE COMPENSATION PROGRAM

         The Company's executive compensation program is designed to help the Company attract, motivate and retain the individuals that the Company needs to maximize its return to stockholders. To meet this overall objective, the Company provides competitive compensation opportunities and incentive award payments based on Company and individual performance. The Company attempts to provide each of its executives with a compensation package that, at expected levels of performance, is competitive with those provided to executives who hold comparable positions or have similar qualifications in other organizations of the Company's size and in the Company's industry.

         CASH COMPENSATION. Cash compensation for the executive officers named in the Summary Compensation Table consists of a base salary and an annual bonus. The base salaries are consistent with the biotechnology industry for companies at a stage of development comparable to that of the Company. The Compensation Committee determines an executive's competitive level of compensation based on information from a variety of sources, including proxy statements of other companies and special surveys. The Compensation Committee believes it is crucial to provide salaries within a competitive market range to attract and retain highly talented executives. The specific competitive markets considered depend on the nature and level of the executive position in question and the labor markets from which qualified individuals would be recruited. Annual salary increases for the Company's executive group may be given based on general levels of market salary increase, individual performance and the Company's overall financial results without any specific weighting among these factors. Any base salary increases are expected to be consistent with the Company's philosophy of pay-for-performance.

         An executive of the Company may also be awarded a cash bonus as a percentage of base pay within a pre-determined range established by the Board of Directors. Within that range, an executive's cash bonus will be determined by the Board of Directors in proportion to the extent to which the performance objectives established by the Board of Directors for that executive are met or exceeded. These objectives typically focus on results of the Company's operations, scientific accomplishments and, as the Company remains in the developmental stage, critical milestones in bringing the Company's science to the marketplace. As shown in the Summary Compensation Table, the Company's executives received bonuses for fiscal year 1998 in the range of 0 to 30 percent of base salary.

         INCENTIVE PLAN. Equity based incentive compensation may be awarded under the Company's Incentive Plan to the Company's executives. The Incentive Plan allows grants of stock options, SARs and restricted stock awards. To date, only stock options have been awarded under the Incentive Plan. The Compensation Committee believes that providing equity based compensation to executives can be critical in attracting and retaining qualified individuals and in bringing out their superior performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

         As previously described, the Company structures the pay for all executives, including the Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for the job. In September 1996, Ronald H. Abrahams, Ph.D., formerly the Company's Executive Vice President and Chief Operating Officer, was elected President and Acting Chief Executive Officer. The Board of Directors subsequently appointed Dr. Abrahams as Chief Executive Officer in March 1997. Dr. Abrahams resigned from his positions of Chief Executive Officer and President, as well as from his position on the board of directors, on March 26, 1999. Specific actions taken by the Compensation Committee regarding the compensation of Dr. Abrahams during 1998 are summarized below.

         BASE SALARY. Concurrent with Dr. Abrahams' duties of the Company's President and Chief Executive Officer, Dr. Abrahams' annual base salary remained at $262,500.

         BONUS. Dr. Abrahams did not receive a cash bonus for fiscal year 1998.

         INCENTIVE STOCK PLAN. Dr. Abrahams was not granted in 1998 options to purchase shares of the Company's stock.

         Dr. Abrahams resigned from the Company on March 26, 1999. As severance, Dr. Abrahams received from the Company a payment of $294,330. The Company also agreed to vest 25,000 shares of options that would not have vested until April 29, 1999


                             COMPENSATION COMMITTEE

                                Stephen A. Duzan
                                Stephen P. Smiley
                         Thomas F. McWilliams, Chairman

                                PERFORMANCE GRAPH

         The Performance Graph compares the cumulative total return of the Company, the NASDAQ Stock Market (U.S. Companies) and NASDAQ Pharmaceutical Stocks. The graph assumes that $100 was invested in the stock or the index on December 14, 1995, the date of the Company's initial inclusion on the Nasdaq National Market, and also assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

                            ERGO SCIENCE CORPORATION
                            COMPARATIVE TOTAL RETURNS
                   DECEMBER 14, 1995 THROUGH DECEMBER 31, 1998

EDGAR REPRSENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                 ERGO      NASDAQ US     NASDAQ PHARM
                 ----      ---------     ------------

12/14/95        $100         $100           $100
12/31/95        $143         $101           $115
03/31/96        $203         $106           $120
06/30/96        $186         $115           $117
09/30/96        $150         $119           $119
12/31/96        $131         $125           $115
03/31/97        $114         $118           $110
06/30/97        $110         $139           $119
09/30/97        $133         $163           $133
12/31/97        $153         $153           $119
03/31/98        $150         $179           $131
06/30/98        $36          $184           $122
09/30/98        $33          $167           $115
12/31/98        $10          $215           $153



                      DECEMBER 14, 1995      DECEMBER 31, 1995     DECEMBER 31, 1996     DECEMBER 31, 1997     DECEMBER 31, 1998
                      -----------------      -----------------     -----------------     -----------------     -----------------

Ergo Science
Corporation(1)             $100                    $143                  $131                  $153                    $ 10

NASDAQ Stock
Market                     $100                    $101                  $125                  $153                    $215

NASDAQ
Pharmaceutical             $100                    $115                  $115                  $119                    $153


------------
(1) Based upon a stock price of $10.00 per share, the closing per share price of the Common Stock on the day of the initial public offering.

         As of April 16, 1999, the closing price of the Company's Common Stock on the Nasdaq National Market was $1.09 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common Stock as of April 16, 1999, by (i) each person the Company knows to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) each Named Executive Officer, (iii) each director of the Company, and (iv) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to the shares of Common Stock indicated.


                                                                     SHARES        PERCENTAGE
                                                                  BENEFICIALLY    BENEFICIALLY
                              BENEFICIAL OWNER                       OWNED(1)        OWNED(1)

Hunt Financial .................................................    1,842,902        12.93%
    1445 Ross at Field
    Dallas, Texas 75202

Citicorp Venture Capital Ltd. (3) ..............................    1,678,910        11.78%
    399 Park  Avenue
    New York, New York 10043

Anthony H. Cincotta (4) ........................................    1,014,622         6.94%

Amerindo Investment Advisors Inc (2) ...........................      734,000         5.15%
    One Embarcadero Center, Suite 2300
    San Francisco, California


Citi Growth Fund, L.P (3) ......................................      343,357         2.41%
    c/o Sycamore Management
    989 Lenox Drive, Building 1, Suite 208
    Lawrenceville, New Jersey 08648

Ronald H. Abrahams (5) .........................................      249,750         1.72%

David R. Burt (6) ..............................................       68,255          *

Richard A. Paul (7) ............................................       15,000          *

David L. Castaldi (8) ..........................................       13,000          *

Stephen A. Duzan (9) ...........................................       20,625          *

Ray L. Hunt (10) ...............................................       98,976          *

Thomas F. McWilliams (11) ......................................       74,054          *

Stephen P. Smiley (12) .........................................       10,100          *

All executive officers and directors as a group (9 persons) ....    1,539,352        10.40%


------------
*  Represents less than 1% of outstanding Common Stock or voting power.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or disposition power with respect to securities including stock options vesting by June 15, 1999.

(2) Consists of 610,500 shares owned by Amerindo Investment Advisors Inc. ("Amerindo") and 123,500 shares owned by Amerindo Investment Advisors, Inc., a Panama corporation ("Amerindo Panama"). Based on information contained in the Schedule 13G/A of Amerindo, Amerindo Panama, Alberto W. Vilar and Gary A. Tanaka dated November 30, 1998, Mr. Vilar and Mr. Tanaka are the sole shareholders and directors of Amerindo and Amerindo Panama and may be deemed to be beneficial owners of the 734,000 shares owned thereby.

(3) Excludes shares of Common Stock beneficially owned by the employees of Citicorp Venture Capital Ltd. ("CVC") and Citi Growth Fund, L.P., including shares owned by Mr. McWilliams, as to which CVC and Citi Growth Fund, L.P. disclaim beneficial ownership. CVC and Citi Growth Fund, L.P. are affiliates, but each disclaims beneficial ownership of the shares held by the other.

(4) Includes 221,044 shares of Common Stock subject to exercisable stock options and 146,078 shares held in a trust for the benefit of the children of Manuel Cincotta, Jr., for which Dr. Anthony Cincotta serves as co-trustee.

(5) Includes 249,750 shares of Common Stock subject to exercisable stock options.

(6) Includes 68,000 shares of Common Stock subject to exercisable stock options and 100 shares of Common Stock owned by Mr. Burt's daughter.

(7) Includes 15,000 shares of Common Stock subject to exercisable stock options.

(8) Includes 10,000 shares of Common Stock subject to exercisable stock options.

(9) Includes 20,625 shares of Common Stock subject to exercisable stock options.

(10) Consists of 83,976 shares owned by Steuben Investment Company, a limited partnership, the sole general partner of which is a corporation owned entirely by Mr. Hunt, and 15,000 shares of Common Stock subject to exercisable stock options. Excludes shares owned by Hunt Financial Corporation, the capital stock of which is held, indirectly, through a series of corporations, by certain trusts for the benefit of Mr. Hunt and members of his family.

(11) Consists of 22,993 shares owned by Alchemy L.P., a limited partnership, the sole general partner of which is Mr. McWilliams, 36,301 shares held in trust for the benefit of Mr. McWilliams, and 15,000 shares of Common Stock subject to exercisable stock options. Excludes shares owned by CVC, Citi Growth Fund, L.P., and other employees of CVC, as to which Mr. McWilliams disclaims beneficial ownership.

(12) Includes 10,000 shares of Common Stock subject to exercisable stock options.

                              CERTAIN TRANSACTIONS


         Ergo granted demand and piggyback registration rights with respect to the Common Stock issued upon conversion of the Series A, Series B, and Series C Preferred Stock or issued in payment of loans at the closing of the initial public offering to purchasers of Preferred Stock and to the following lenders:
Citicorp Venture Capital, Ltd. ("CVC"); Citi Growth Fund L.P.; CVC employees (including Mr. McWilliams); Hunt Financial Corporation; and Lafayette Investment Company.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Stephen A. Duzan, Stephen
P. Smiley, and Thomas F. McWilliams. None of these members is or has been an employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


             SECTION16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities file with the Securities and Exchange Commission initial reports of ownership and reports of any changes in ownership of common stock and other equity securities of the Company. Based on the Company's review of forms furnished to the Company and written representations from reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors, and 10% beneficial owners were complied with during 1998.


                             ADDITIONAL INFORMATION

SOLICITATION

         This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company

STOCKHOLDER PROPOSALS

         To be considered for inclusion in the proxy statement relating to the Annual Meeting of Stockholders to be held in 2000, the Company must receive stockholder proposals no later than January 1, 2000. To be considered for presentation at such meeting, although not included in the proxy statement, proposals must be received no later than sixty days before the annual meeting or (if later) ten days after the first public notice of the meeting. All stockholder proposals should be marked for the attention of Secretary, Ergo Science Corporation, 33 Third Avenue, Charlestown, MA 02129.

CHANGE IN INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers L.L.P. as the Company's independent accountants for 1999. Coopers and Lybrand L.L.P. had been the Company's independent accountants since August 1995. In 1998, Copper & Lybrand L.L.P. became PricewaterhouseCoopers L.L.P. The selection of PricewaterhouseCoopers L.L.P. as the Company's independent accountants for 1998 was approved by the Board of Directors. The Company expects that representatives of PricewaterhouseCoopers L.L.P. will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire to do so. The Board of Directors may terminate the appointment of PricewaterhouseCoopers L.L.P. as independent accountants without the approval of the Company's stockholders whenever the Board of Directors deems termination necessary or appropriate.

ANNUAL REPORT

         The Company's annual report on Form 10-K to stockholders for the year ended December 31, 1998, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy solicitation material. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K ARE AVAILABLE WITHOUT CHARGE UPON REQUEST BY CONTACTING THE COMPANY'S INVESTOR RELATIONS DEPARTMENT, ERGO SCIENCE CORPORATION, 33 THIRD AVENUE, CHARLESTOWN, MA 02129, ATTN: LISA DESCENZA, OR BY CALLING 617-241-6824.




                                      By Order of the Board of Directors,

                                      /S/  DAVID R. BURT
                                      -------------------------------------
                                      David R. Burt
                                      President and Chief Executive Officer

Charlestown, Massachusetts
April 29, 1999

                                      PROXY

                            ERGO SCIENCE CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                THE COMPANY FOR THE ANNUAL MEETING, JUNE 9, 1999

        The undersigned hereby constitutes and appoints each of J. Richard Crowley and David R. Burt, his true and lawful agents and proxies with full power of substitution, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Ergo Science Corporation held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of Ergo Science Corporation, to be held at the BankBoston Conference and Training Center, 100 Federal Street, Boston, Massachusetts, on Wednesday, June 9, 1999, at 9:00 am. local time, and at any adjournment thereof, on all matters coming before said meeting.

         YOU ARE ENCOURAGED TO SPECIFY YOUR VOTE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION THAT IS FOR THE ELECTION OF THE NAMED NOMINEE AS DIRECTOR. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THIS PROXY MAY BE REVOKED IN WRITING AT ANY TIME PRIOR TO THE VOTING THEREOF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                            ERGO SCIENCE CORPORATION
                               THIS IS YOUR PROXY


Dear Stockholder:

Your Proxy is being solicited by the Board of Directors of Ergo Science Corporation for the Annual Meeting of Stockholders to be held at 9:00 a.m. local time on June 9, 1999 at the BankBoston Conference and Training Center, 100 Federal Street, Boston, Massachusetts.

Enclosed with this Proxy is a Proxy Statement containing important information about the issue that you are being asked to approve.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting.

Please mark the boxes on the Proxy card below to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope.

Thank you in advance for your prompt consideration of these matters.


         PLEASE MARK
__[X]    VOTES AS IN
         THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZE THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR,

1. ELECTION OF DIRECTORS: To elect Stephen P. Smiley as a Class I director for a three year term ending at the Annual Meeting of Stockholders in 2002 and until his successor is duly elected and qualified or his earlier resignation or removal.

    [ ]   FOR THE NOMINEE                 [ ]  WITHHELD FROM THE NOMINEE




                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

                           Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee. corporate officer or other agent on behalf of a trust. corporation or other entity) you should indicate your title or the capacity in which you sign.


Signature:                 Date:          Signature:                 Date:
          ---------------       -----               ----------------      -----